Exhibit 99.1

Contact:         Michael Mitchell

Investor Relations

The Medicines Company

973-290-6000

investor.relations@themedco.com

FOR IMMEDIATE RELEASE:

THE MEDICINES COMPANY PRICES $225 MILLION OF CONVERTIBLE NOTES

PARSIPPANY, N.J., June 6, 2012 (MARKETWIRE) — The Medicines Company (NASDAQ: MDCO) (the “Company”) today announced that it has priced its private offering of $225 million in aggregate principal amount of its convertible senior notes due 2017, an increase from the $200 million in aggregate principal amount previously announced. The notes will be sold only to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended. The notes will be senior unsecured obligations of the Company and will mature on June 1, 2017. The notes will bear interest at a rate of 1.375% per year, payable semi-annually. The notes will be convertible prior to March 1, 2017 only upon the occurrence of certain circumstances and will be convertible thereafter regardless of these circumstances, in either case, into cash up to their principal amount and, with respect to any excess conversion value, shares of the Company’s common stock. The conversion rate for the notes will initially be 35.8038 shares of common stock per $1,000 principal amount, which is equivalent to an initial conversion price of approximately $27.93 per share of common stock. The initial conversion price of the notes represents a premium of approximately 22.5% to the $22.80 per share last reported sale price of the Company’s common stock on June 5, 2012. The Company has granted to the initial purchasers the option to purchase up to an additional $50 million in aggregate principal amount of the notes. The sale of the notes is expected to close on June 11, 2012, subject to customary closing conditions.

The Company estimates that the net proceeds from the offering will be approximately $217.7 (or $266.2 million if the initial purchasers exercise their option to purchase additional notes in full), after deducting the initial purchasers’ discounts and commissions and the estimated offering expenses payable by the Company.

The Company expects to use a portion of the net proceeds of the offering to repurchase approximately $50 million of its common stock from purchasers of notes in privately negotiated transactions effected through one of the initial purchasers. The price of the common stock repurchased in such transactions will be $22.80 per share, the last reported sale price per share of the Company’s common stock on June 5, 2012. This activity could increase, or prevent a decrease in, the market price of the Company’s common stock or the notes. In the case of repurchases effected concurrently with the offering, this activity could affect the market price of the Company’s common stock concurrently with, or shortly after, the pricing of the notes. In addition, following the offering, the Company may from time to time repurchase additional

The Medicines Company	8 Sylvan Way Parsippany, New Jersey 07054	Tel: (973)290-6000 Fax: (973)656-9898

shares of its common stock and may use net proceeds from the offering to make such repurchases. Any future repurchases could affect the market price of the Company’s common stock or the notes.

In connection with the pricing of the notes, the Company entered into convertible note hedge transactions and warrant transactions with one or more of the initial purchasers or their respective affiliates or other financial institutions (the “Option Counterparties”). The Company expects to use approximately $16.2 million of the net proceeds from the offering to pay the cost of the convertible note hedge transactions (after such cost is partially offset by the proceeds to the Company from the sale of warrants in the warrant transactions). If the initial purchasers exercise their option to purchase additional notes, the Company may sell additional warrants and use a portion of the net proceeds from the sale of the additional notes, together with the proceeds from the sale of the additional warrants, to enter into additional convertible note hedge transactions.

The convertible note hedge transactions, including the additional convertible note hedge transactions that the Company may enter into if the initial purchasers exercise their option to purchase additional notes, are expected to reduce the potential dilution with respect to shares of the Company’s common stock upon any conversion of the notes. However, the warrant transactions, including the additional warrant transactions that the Company may enter into if the initial purchasers exercise their option to purchase additional notes, will have a dilutive effect with respect to the Company’s common stock to the extent that the market price per share of the Company’s common stock, as measured under the terms of the warrant transactions, exceeds the applicable strike price of the warrants. However, subject to certain conditions, the Company may elect to settle all of the warrants in cash.

In connection with the convertible note hedge and warrant transactions, including the additional convertible note hedge transactions and the additional warrant transactions that the Company may enter into if the initial purchasers exercise their option to purchase additional notes, the Option Counterparties have advised the Company that the Option Counterparties or affiliates thereof expect to enter into various derivative transactions with respect to the Company’s common stock concurrently with or shortly after the pricing of the notes. This activity could increase (or reduce the size of any decrease in) the market price of the Company’s common stock or the notes above market levels that would have prevailed or prevent or retard a decline in the market price of the Company’s common stock or the notes. In addition, the Option Counterparties have advised the Company that the Option Counterparties or affiliates thereof may modify their hedge positions by entering into or unwinding various derivatives with respect to the Company’s common stock and/or purchasing or selling the Company’s common stock or other securities of the Company in secondary market transactions following the pricing of the notes and prior to the maturity of the notes (and are likely to do so during any observation period related to a conversion of notes). This activity could also cause or avoid an increase or a decrease in the market price of the Company’s common stock or the notes, which could affect holders’ ability to convert the notes and, to the extent the activity occurs during any observation period related to the notes, it could affect the number of shares and value of the consideration that holders will receive upon conversion of the notes.

The Company expects to use the remainder of the net proceeds of the offering (including from any exercise by the initial purchasers of their option to purchase additional notes) not used to repurchase shares or to enter into convertible note hedge transactions for general corporate purposes, including working capital and research and development expenditures.

This announcement does not constitute an offer to sell, or the solicitation of an offer to buy, any of these securities. Any offers of the notes were and will be made only by means of a confidential offering memorandum. The notes, the convertible note hedge transactions (including the additional convertible note hedge transactions that the Company may enter into if the initial purchasers exercise their option to purchase additional notes), the warrants (including the additional warrants that the Company may sell if the initial purchasers exercise their option to purchase additional notes) and the shares of the Company’s common stock underlying these securities have not been and will not be registered under the Securities Act of 1933, as amended, or the securities laws of any other jurisdiction and may not be offered or sold in the United States without registration or an applicable exemption from registration requirements.

Statements contained in this press release about the Company that are not purely historical, and all other statements that are not purely historical, may be deemed to be forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. Without limiting the foregoing, the words “believes,” “anticipates” and “expects” and similar expressions are intended to identify forward-looking statements. These forward-looking statements involve known and unknown risks and uncertainties that may cause the Company’s actual results, levels of activity, performance or achievements to be materially different from those expressed or implied by these forward-looking statements. Important factors that may cause or contribute to such differences include whether or not the Company will offer the notes or consummate the offering, the anticipated terms of the notes and the offering, the anticipated use of the proceeds of the offering, whether and in what amount the Company may repurchase shares of its common stock and whether the convertible note hedge transactions and the warrant transactions (including the additional convertible note hedge transactions and the additional warrant transactions that the Company may enter into if the initial purchasers exercise their option to purchase additional notes) will become effective, and such other factors as are set forth in the risk factors detailed from time to time in the Company’s periodic reports and registration statements filed with the Securities and Exchange Commission including, without limitation, the risk factors detailed in the Company’s Quarterly Report on Form 10-Q filed on May 10, 2012, which are incorporated herein by reference. The Company specifically disclaims any obligation to update these forward-looking statements.